Exhibit 10.1

Vacant land Contract 1 Safe and Purchase: V ' etircsoa groperfcy, fAC _. Realtois YCL f 2 ana s^jMALc,^^ Buyer1 3 {the ’‘parties") agree to sell and buy on !he terms and conditions specified below the property(“Property") 4 described as: 5* Address; SSbi ne lath ?.ve __ Ft ibaudordaXs, £33 S'* Legal Description: parcel xd # ■ggis-ii-Qg-oSoo _ 7 cassis fcin<r o:£ 1.3 f/z aaes, Broward County, Ffc X^^da»daXe, g&B. ._., 8 5 m « SEC mVP _/RNG of Bravayd County Rorids Reel Property ID No : ...,iM3rl3cMrS2-Sg 12 ‘ inchJdmgall improvements existing on the Property and the following additions! property: fa- Purchase Price: (U S. currency) ., S .LdO«.,.£.55;H. 15 AS deposits will be made payable to Escrow Agent' named below and held in escrow by ■e escrow Agents Name: _ ’Mask ahl&gs, ssq 17‘ Escrow Agent’s Contact Person; Mark ablars „„ 18 • Escrow Agents Address: lJ.iI.JsS3_.Road Winter Pay*; fl 3.a?8l 19 Escrow Agent s Phone: cot—s25~2?gs za- Escrow Agent S Ema'S: arifa;; fiaWbacklaw, com „ 21 fa) Infef deposit (SO ff left blank) (Check if applicable) 22 Q accompanies offer 23 SS wi8 be delivered to Escrow Agsnl wflhin id days (3 days if left blank) 3-1 ■ after Effective Date ,. 2S |b) Additfona! deposit will be delivered to Escrow Agent {ChecK tf applicable) 28 O .within. days (10 days Jf left blank) after Effective Date Z7- □ within _ ____ days {3 days if left blank) after expiration of Feasibility Study Period S 23i (c) Total Financing {see Paragraph 5} {express as a dollar amount or percentage)... s 3&- (d) ©liter _ s 30 {s> Balance to dose'c.iof tnelurirng Buyer's closing costs, prepaid Jtsrai "and prorsSohs) 31- to be paid a! dosing by wire transfer or olher Collected funds . $ 300,OOP.00 32- |f) O (Complete only if purchase price «8l be daterminsti based on a per unit cost instead of a fixed price} The 33” unit used to determine the purchase price is Cl tot O acre P square foot O other (specify): 31- prorating areas, of less than a foil unit, The purchase price wi be S__ per unit based on a 3E calculation of Jots! ares of the Property as. certified to Seller and Boyar by a Roridalfcensed surveyor in 33 accordance wfth Paragraph 7(c) The following rights of way and other areas wilfbe excluded from the 37” calculation; y, _ 'A KA ~~SJ" 3S Tima for Acceptance: Effective Date: Unless this offer is Sfrtsd by Setter and Buyer and an executed copy ;® delivered to ail. parties on or before offer w® he withdrawn and Buyer's deposit, ii 40 any will be returned the time for acceptance of sny counter offer will fes 3 days after the date the counter offer is delivered TDo ‘'Effective Date” of this contract Is the date on which the last one of the Seller and Boyer has signed or initialed and delivered this offer ortho final counter offer.. Ciosltig Date: This transaction will dose on s»o aaotada -toCTg) { Closing Date ) unless specifically extended by other provisions of this contract ths Closing Date will prevail over all other time periods including i& otut not limited to. Financing and Feasibility Study periods However, if the Closing Date occurs on a Saturday 48 Sunday or national legal holiday if will extend to SrOO p m. (where the Property is located} of the nest business ■If day. Irt the event insurance underwriting is suspended on Closing Date and Buyer is unable to obtain property 48 insurance.. Buyer may postpone dosing for up to 5 days after the Insurance underwriting suspension is Sftsd if 49 this irons action does not dose for any reason. Buyer will immediately return all Salter provided documents and 50 other items BuyerSMbi, _ ) sod Softer (7C|t. ac3<nowfe<Jgv of 3 -copy of this pzg# %vfjichis 1 at 7 p3g£s. VAO’S-3 "’RSr/S?t* v; rf.r Hiia Jia£t:«axts is to Zte-tsy - S“i4jh».Tr Astay rioai <&sv tx-«TTiJ(icticn,d«iS&. «£?«

S': 5 Financings (Chock as applicable) 52 fa} ® Buyer wifi pay cash for the Property with no financing contingency 53 (b) O This contract is contingent on Buyer qualifying for and obtaining Ifte commitment's) or approval^) 54 ■ specified below ("financing’*) within days after Effective Date (Closing Date or 30 days after Effective 55 • Date whichever occurs first, if left blank) {'Financing Period"} Buyer wifi apply for Financing within se days afte; Effective Dale (5 days if left blank) and wifi timely provide any and sit credit, employment, financial 57 and other information required by the tender If Buys* after using diligence end good faith, cannot obtain the 59 Financing within the Financing Period either party may terminate this contract and Buyer’s deposits) will bs 59 returned’ 60 (1) 0 fttevsr Financing: Boyer will secure a commitment for new third party financing for $ st or % of the purchase price at {Check one) □ a fixed rate not exceeding % O an adjustable interest rate no! exceeding % at origination (s fixed rate at the prevailing interest rate •S3 based on Buyer’s creditworthiness if neither choice is selected) Buyer wH! keep Seiler and Broker fully 64 informed of the loan application status and progress and authorizes !he tender o? mortgage broker to 65 disclose all such information to Seller and Broker mi (2) O Seilsi Financing: Buyer wit) execute a 0 first □ second purchase money note anti mortgage tc 37 Setter In the amount of S ... bearing annual interest at % ami payable as SSi Mows:. „ 5* Tits mortgage, note, and any security agreement will be in a form acceptable to Seller and will follow 70 forms generally accepted in the county where the Property is located; writ provide for a Me payment fee 71 and acceleration at the mortgagee's option if Buyer defaults: Win give Buyer the right to prepay without 72 penalty all or part of the principal at any timsfe) with interest only to dels of payment; will bs due on ?3 conveyance or Safe; w® provide lor relsssa of contiguous paresis If applicable; and wifi require Buyer to 74 keep liability insurance on the Property with Setter as additional named insured Buyer authorises Seller 75 to obtain credit employment, and other necessary information to determine creditworthiness for ite ?S ifnancing, seller vftl within 10 days after Effective Dele give Boyer written notice of whether or not ?7 Softer wiil make the loan Wto (3) O ftertgacfB Assumption: Buyer will lake titie subject to arid assume and pay existing first mortgage to ?-9 60 LN# in the approximate amount of $ currently payable el SI ■ S per month including principal rntsrss! O taxes and insurance and having a 32 O feed O other {describe) _ _ 83 interest rate of % which Qvi □ vrSI not escalate upon assumption Any variance In fee 64 mortgage will be adjusted in the balance flue at dosing wfth no adjustment to purchase price Bayer will 33 purchase Seller’s escrow account dollar for dollar if the interest rats upon transfer exceeds % or *S the assumptionflransfei fee exceeds S. either party may gleet to pay the excess a:' Ming which tote contract ivBi terminate; and Buyer's deposits) will be returned If trie lender disapproves 38 Buyer this contract will terminate: and Buyer’s deposits! will be returned Assignability; (Check one) Buyer O may assign and thereby be released from any further liability under this contract IS may assign but not be released from liability under this contract, or O may not assign this contract 91 ■ Title: Seller has toe legal rapacity to and will convey marketable title to the Property by f J statutory warranty 92 deed O special warranty deed .O other (specify) free of liens easements 03 and encumbrances of record or known to Seller be! subject to property taxes for the year of closing: covenants 34 restrictions and public utility easements of record: existing zoning sag governmental rnguialicns; and (list any SS other .matters to which litis will bs subject) S5 provided there exists ai dosing no violation of the foregoing. 37 (») fifle Evidence: Fife party who pays for the owners Site insurance policy wifi select lha dosing agent and OS pay for the iftte search incttirfirig tax and lien search if perfoimed and eif other fees charged bv dosing aasfe 59 Setter will deliver (o Buyer, at 100 (Check one) O Setter's O Buyer's expanse ar:d tfH {Check one] D within days after Effective Dale O ai leas! days before Closing Dale. ’.02 (Check one) 103 1 (1) □ a tide insurance commitment by a Florida licensed title insurer sailing forth those matters to he )04 discharged by Softer ai or before dosing and. upon Buyer recording trie deed sn owner's policy in the 105 amount^ of trie purchase price far fee simple title subject only Jo trie exceptions stated above if Buyer is 106 paying for toe owner’s Hits insurance policy and Better has an owners policy Seller will deliver a copy ic SO? Buyer within 15 days after Effective Dale Buyer $£b f ) and SaSsr {/C4t ) VAC-TOr R3 v V. tsftftJCjsrfc i?: so l ~&y Tray ■-

rsceipi ot a copy ofihls page uftich is 2 of” paces. V .\^COialirrn ■'/, fWiil jiyciMr-oJ icis fZ) D an abstract of Kite., prepared or brought current by an existing abstract firm or certified as correct by an existing firm However, if such an abstract is not available to Setter, then a prior owner s We policy acceptable to the proposed insurer as a base for reissuance of coverage may be used The pr ior policy wi include copies of sli policy exceptions and m update in 3 format acceptable to Buyer from the policy effective date and certified to Buyer of Bayer’s dosing agent together with copies of all documents recfted in the prior policy and to tos update if such an abstract or prior policy is not avaSabfe to Setter fhen (1) above will be the title evidence (b) title Sstaminsilont After receipt of the Me evidence Buyer wi, within days (IS days if left blank) but no later than Closing Date deliver written notice to Seiler of title defects Title will be deemed acceptable to Buyer if (t) Buys* fails to deliver proper notice of defects or (ii) Buyer delivers proper written notice anti Setter cures the defects within days (30 days if Sell blank) t Cure Period') after receipt of the notice if It® defects ars cured within the Cure Period dosing Ml! occur within 10 days after receipt by Buyer ol notice of such curs Seller may sled not to cure defects if Setter reasonably believes any defect cannot be cured within the Cure Period If the defects are not cured within jhs Cure Period Buyer will have 10 days after receipt of notice of Setter’s inability to cure the defects to elect whether to terminate this contract os accept title subject to existing defects snd close the transaction without isdo-clton in purchase price (c) Survey; Boyer may el Buyer's expense have the Property surveyed and most deliver written notice to Setter, within 5 days after receiving survey but not Safer Shan S clays before Closing Date of any encroachments on the Property, encroachments by the property's Improvements on other lands, or deed restriction or zoning violations Any such encroachment or violation will be treated in trie same manner as a tide defect and Setter's and Buyer's obligations vriil.be determined si accordance write Paragraph 7(b) (d) ingress and Egress: Seller warrants that trie Property presently has ingress and egress 8 Property Condition; Setter will deliver the Property to Buyer at closing in Its present as Is" condition with conditions resetting from Buyer's Inspections and casualty damage if any excepted Sellar will not engage to or permit any activity that would materially alter the Ptaperty's condition without toe Bayer’s prior written consent (a) inspections: (Check (1) or (2)) (1) SB Feasibility Study; Buyer will, at Bayer’s expense and wflhinja days .(30 days ft left blank) (“Feasibility Study Period") after Effective Date end in Buyer’s sol® and absolute discretion, determine whether the Property is suitable for Buyer’s intended use During the Feasibility Study Period, Buyer may conduct a Phase 1 environmental assessment and any other tests analyses, surveys, snd investigations (Inspections' ) that Buyer deems necessary to determine to Buyer’s satisfaction she Property's engineering architectural and environmental properties, zoning and zoning restrictions: subdivision statutes; soil and grade: availability of .access to public roads water and other utilities; consistency with local state, and regional growth management plans; availability of permits government approvals, and licenses; and oiher inspections that Buyer deems-appropriate if the Properly must be Katofted Buyer wifi obtain-the reztming tom the appropriate government agencies Seller will sign all documents Buyer is Esquired to fife In connection with development cr rezoning approvals Seller gives Buyer. its agents, contractors, .and assigns ins right to enter She Property at any time during the Feasibility Study Period tor the purpose of conducting inspections provided, however that Boyar its agents contractors and assigns enter the Property and conduct Inspections at their own risk Boyer will indemnify and hold Setter' harmless from losses damages costs claims and expenses of any nature inducting attorneys1 fees expenses and liability incurred in application for rezontng oi related prooeedirrgs an<i from liability to any person arising from the conduct of any and all inspections or any work authorized by Buyer Buyer vati not engage to any activity'trial could result in a construction lien being filed against the Property without Seiler’s prior written consent If this transaction does not close Suyer will. at. Buyer's expense, (t) repair all damages to ihs Properly resetting from fee tespeefions and retorn the Property to she condition it was in before conducting trie Inspections and (ji) release to Seller all reports and other work generated as a result of trie inspections Before expiration of tire Feasibility Study Period Buyer must deliver written notice to Seller of Buyer’s determination of whether or nol tha Property ts acceptable Buyer’s failure to comply with this notice requirement wifi constitute acceptance of tire Property as suitable for Buyer’s intended use in its as is condition tf She Property is unacceptable to Buyer end written notice of this fact is timely delivered to Seller', this contract will be deemed terminated and Buyer's cteposft(s) wifi be returned (2) O Mo Feasibility Study; Buyer is satisfied that U® Property ts suitable for Buyer’s purposes including being satisfied that either public sewerage and water are available to the Property or the Property will be approved for the installation of a welt andlcr pr ivate sewerage disposal system and trial existing zoning Buyer (_ > and SsSfx'tftLbi sckncsvlesgs reaaipS of a copy gf this psge which is 3 o( / pages, VAC 10 Revils-i •O x-ofeila yi. tfclf. vottwxn itt I1<ki»£u4 Co fTay CxAy £t<iy R<j«a ftetatoj cran-s&ctlOfttiftsX

04 and other pertinent regtristtons and rasiridions, such as subdivision or deed restrictions concurrency :S5 growth management, and environmental conditions rife acceptable to Buyer This conlraci is no: contingent on Buyer conducting any feriher investigations et? (fa) Government Regulations: Changes in government regulations and levels of service which affect Buyers IfiS intended use of the Property will not be grounds for terminating this contract if the Feasibility Study Period has '•89 expired or if Paragraph 8(a)(2) is selected 170 (c) Flood Zone: Boyer is advised to verify by survey, with the lender, and with appropriate government ’71 agencies which flood zone the Property is in whether ifood insurance is required rind what restrictions apply i?2 ot Improving the Property and rebuilding in Ins event of casualty 1?3 (■d) Coastal Construction Control Line ("CCCl."); Jf any part of the Property lies seaward of ihe CCCL as iT4 defined in Section 161 053. Florida Statutes, Seiler will provide Buyer with an affidavit or survey as required V?S by law delineating the line's tocagon on the Property unless Buyer waives this requirement in writing The ;78 Property being purchased may be subject io coastal erosion and to federal, state, or local regulations that ■■.n govern coastal properly, including ctefinesiion of Ihe CCCl. rigid coastal protection structures beach ‘,7% nourishment, and trie protection of marine turtles Additional information can bs obtained from the Florida vm Department of environmental Protection including whether there are significant erosion conditions associated 1S0 with ihe 3here line of Ihe Property being purchased iat □ Buyer waives the right to receive a CCCl affidavit or survey $ Closing Procedure; Costs: Closing will take place in the county where the Property is located and may be liS conducted by marl or electronic means, if trite insurance insures Buyer for title defects arising between the fills 1&i binder effective-date and recording of-Boyar’s deed closing agent will disburse at dosing tie net sale proceeds 1113 to Seller (in ioca! cashier ss check i? Seiler requests in writing at teas! 5 days before dosing} and brokerage fees to 1«iS Broker as per Paragraph 10 In addition is other expenses provided in this contract Seller and Buyer will pay fhe 137 costs indicated below !SS (a) Seiler Costs: ■139 Taxes on deed ssa Recording fees for documents needed to cure lille 19! Title evidence (if applicable under Paragraph T) '=92 > Other: 193 (b) Buyor Costs: 193 Taxes arid recording fees on notes and mortgages 133 Receding fees on Ihe deed and financing statements 193 Loan expenses Title evidence (if applicable under Paragraph 7) iss l.enders frits policy at the simultaneous issue rate ?ss inspections 209 Survey 201 Insurance 203= Other: _ _ 303 (c) Proralions; The following items will be made current and prorated bs of {he day before Closing .Date: real 2-32 estate taxes (including special benefit tax liens imposed by a COG), interest bonds, assessments Jesses. 70S and other Property expenses and revenues If raxes anti asses smenls for the current year cannot bs 2(S determines the previous year's rates will be used with adjustment for any exemptions m (d) Spsois! Assessment by Public Body: Regarding special assessments imposed by a public body. -Seller 2m wifi p3y(i) the full amount of Irens that are certified confirmed sad ratified before dosing, and (iij iris amount 2m of ihe Iasi estimate of the assessment if an improvement Is substantially completed as of Effective Date but no has not resulted in a lisn before dosing: and Buyer wi pay all other amounts if special assessments may Isa 211 paid in installments □ Seiler O Buyer (Buyer if left blank) will pay installments due after dosing IT Seiler is 212 checked Seller will pay Ihe assessment in Mi before m ai life lime of dosing Public body does not include a 313 Homeowners or Condominium Association. 3 <4 fe) PROPERTY TAX DISCLOSURE SUM&IARY: BUYER SHOULD NOT RELY ON THE SB 1 Eft’S CURRENT 21-5 PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY 8E OBLIGATED TO 215 PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY 217 IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT JN 213 HIGHER PROPER TY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION CONTACT 21S THE COUNTY PROPERTY APPRAISERS OFFICE FOR FURTHER INFORMATION ... J and Sells; fLfeu-I } acknowledge reesrpt oS a copy of Shis page whicn is 4 of 7 pages r' lX'Z S j-isi-a va£K,.Tf}tA Id 1j.iJijft.'Sfj-d *.:> * f&y 3s ay - c.i>J < 5P£fiin,aftC5.a.<irsii-a5L: ocfo

(f) Foreign Investment in Real Proparty tax Act<‘'RRPJAM); ff teller Is a -foreign person as ds-Rned by FIRPTA, Sell&r and Buyer will comply with FiRPTA which way require Seller to provide addilicnai cash ai closing (gj 1fl3i Exchange: if either Seller or Buyer wish to enter info a like kind exchange {either simultaneously with dosing or after) under Section 1031 of the Intern ai Revenue Code ( Exchange'} the other party wil! cooperate in a!! reasonable respects to effectuate tbs exchange including executing documents, provided however, that the cooperating party will Incur no liability or cost related to tHs Exchange and that iris dosing will not bs contingent upon extended or delayed by the Exchange 10 Computation of Tims; Calendar days will be used when computing lime periods except time periods of 5 clays or less Tiihe periods os 5 days or less will be computed without including Saturday. Sunday or national legs,1 holidays specified in 5 US C 6 f03(a). Any time period ending on s Saturday Sunday or national iegsl holiday wit! extend until 5;00 p m (where the Property is located) of the next business day Tim® Is of trie essence in this contract 11 .Risk of Loss; Eminent Domain; if any portion of the Property is materially damaged by casualty before dosing or Boiler negotiates with a governmental authority to transfer all or par! of the Property in ifeu of eminent domam proceedings ca an eminent domain proceeding is initiated Seiler will promptly inform Buyer Slber party may terminate this contract by written notice to lha other within 10 days after Buyer's receipt of Seiler’s notification and Buyer’s deposits) will be returned, felling which Buyer will dose in accordance with this contract and receive alt payments made by ihs governmanlai authority or insurance company if any .. 1.2, Feres Majaare: Soils? or Buyer wili notbe required la perform any obligation under this contract or be liable to each other for damages so long as the performance or non -performance of !he obligation is delayed caused or prevented t-y an sc! of God or force majeure An ted of God or 'force majeuie” is defined ss hurricanes, earthquakes floods firs unusual trenspwfafion delays wars insurrections amJ any otft® cause not reasonably within the control of Seller or Buyer and which by Bog exercise of due diligence the non performing parly is unable in whole or in part to prevent or overcome. All time periods including Closing Date will tie extended for Iris period trial trie act of God or force ma|e«re Is it: ptece However, in trie event shat such act of God or force majeure event continues beyond 30 days either party may terminate trite contract by delivering writer, nolice to the other, and Buyer's deposits) will be returned 13 Notices: All notices vJI be in writing and delivered to the parlies and Broke! by mail persona! delivery or electronic means Buyer’s failure to timely deliver written notice to Better, when such notice is required by this contract, regarding any contingency will render that contingency mill and void, anti this contract will bo construed as if the contingency did not exist Any notice, document, or item delivered to nr received by an attorney or licensee (including a transactions broker) representing a party wil! bo as effective as It delivered to ar received by that party 14 Comptete Agreement; Persons Sound: This contract is trie entire -agreement between Seiler and Buyer Except for brokerage agreements, no prior or present agreements will bind Setter, Buyer , or Broker unless Incorporated into this contract. Modifications of mis contract will not be binding unless so writing, signed or Mated, and delivered by lira party to fie bound Electronic signatures will be acceptable end binding This contract signatures, initials documents referenced in this coni reel counter par’s and written modiScaOoris communicated electronically or on paper will be acceptable for sii purposes, induding delivery and wifi be binding Hancivmtten or typewritten terms inserted in o, attested to inis contract prevail over preprinted terms If any prevision of this contract Is or becomes invalid or unenforceable ail remaining provisions will continue to be felly effective Seiler and Buyer wiii use diligence and good faith in performing ail obligations under this contract This contract will not be recorded in any public record The terms 'Seller' Buyer." and 'Broker" may be singular or plural This contract ts binding on toe heirs administrators executors personal representatives ant! assigns if permitted of Seller Buyer, and Broker IS Default and Dispute Resolution: This contract will be construed under Florida law This Paragraph will survive closing or tsrmlriafion of this contract (a) Belter Default: If Seller fails nagfecte, or refuses to perform Seller’s obligations under inis contract Buyer may elect to receive a return of Buyer’s deposftfs) without thereby waiving any action for damages resulting from .Seller’s breach anti may seek to recover such damages or seek specific performance Setter will also be liable for the full amount of Ihe brokerage fee i t adtnowteoge nseetet of a copy of Shis page v-tech is 5 of 7 pages- ■/AC SS ?/tr/sn^ c yt-Of-i;’?. , 52SC.Cw£fon tif •t'HAa WfcfSw#* «> k-rt £i^<sa««si to Brav - ij,3hcs Uvt.’t ^<s-U.X Cd£j.£>3f srff t.sartO.i-Cf^i^rs'dEBrj^ s?<7^

Z72 (is) Suy&r Default: il Buyerfails, neglects, or refuses to perform Buyer's obligations under this contract. 2?s including payment of deposits), within ihe timefs) specified Seller may elect So recover and retain iha 374 deposits], paid and agreed to he paid, for the account of Seller ss agreed upon liquidated damages zrs consideration for execution of this contract end in full settlement of any claims whereupon Seller and Buyer 2?6 will he relieved from all further obligations under this contract; or Seiler at Seiler’s option may proceed in 27? equity to enforce Seller’s rights under this contract 27S 1S Escrow Agent; Closing Agent: Seller and Buyer authorize Escrow Agent and closing agent (collective^ 279 "Agent) to receive, deposit and hold funds and other items in escrow and subject to Collection disburse them 2m open proper authorization and in accordance wilh Florida few and the terms of this contract Including disbursing 241 brokerage fees 'Collection” or 'Collected" means any checks tendered or received have become actually and 283 ifnally collected and deposited in the account of Agent, The parties agree that Agent will not be liable to any 2M person for misdelivery or escrowed items to Setter cm Buyer unless ihe misdelivery is due to Agent's willful .284 breach of this contract or gr oss negligence (f Agent interpleads Ihe subject mailer of the escrow. Agent writ pay sea She fifing fees and cosls from the deposit and will recover reasonable attorneys' fees and costs to be paid from the 28® escrowed funds or equivalent and charged and awarded as court costs to favor of tile prevailing parly ast 17. Professional Advice; Broker l lability: Stoker advises Salter and Buyer to verity a# feels and representation® 288 that are important So them and to consult an appropriate professional tor legal advice (ter example interpreting 289 this contract, determining the effect of laws on the Property and Shis transaction states of tills foreign investor ago reporting requirements, the effect of property tying partially or totally seaward of the CCCU etc.) and for tax 295 property condition environmental and other specialized advice Buyer acknowledges that Broker does nor reside 292 la life Property and that all representations {oral written or otherwise) by Broker ere based on SsSter ass representations or public records Buyer agrees to rely solely on Seiler, professional inspectors, and 394 government agencies for verification of the Property condition and fasts that materially affect Property 29S value Seller and Buyer respectively will pay ail costs and expenses including reasonable attorneys fees at all sss levels, incurred by Broker and Broker s officers directors, agents, end employees In connection with or arising 297 rfom Setter's or Buyer's -misstatement or failure to perform contractual obligations Seller and Buyer hold 25& harmless and release Broker and Brokers officers directors, agents, and employees from all lability for toss or ms damage based on (i) Setter’s or Buyer’s misstatement or failure to perform contractual obligations; (ii) the use or sea display of listing data by third parties including but not limited to photographs, images, graphics, video 3iH recordings, virtual tours .drawings written descriptions, and remarks related to the Property: p> Stoker's 302 performance, at Setter's or Boyer’s request., of any task; beyond the scope of services regulated by Chapter 475 cos Florida Statutes, as amended including Broke; s referral recommendation, or retention of any vendor (sv) ops products or services provided by any vendor: srtd (v) expenses Incurred by any vendor Seller and Buyer each 305 assume fuli responsibility for selecting and compensating their respective vendors This Paragraph wit) not relieve 306 Broker of statutory obligations For purposes of this Paragraph Broker wifi be treated as a party to this contract joy This Paragraph wilt survive closing .738 13 Commercial Real Estate Sales Commission l im Act: If the Property is commercial real estate as defined t>j 3,-j& Section 475 701 Florida Statutes the following disclosure wilt apply: Tbs Florida Camiruerda! Real Estate Sates 3to Commission i ten Act provides thai when a broker has earned a commiaston by performing licensed services or i under a brokerage agreement with you Sis broker may claim a Bert against your net sales proceeds for the 3i2 broker's commission The broker's lien rights under the ad cannot be waived before tee commission is earned IS Brokers: Hie brokers named befow $re collectively referred to as "Broker" instruction to closing agent: 3te Seller and Buyer direct dosing agent io disburse at dosing the full amount cf Ihe brokerage fees as specified in sis separate brokerage agreements with tea parties and cooperative agreements between tee Brokers, except to the sis extent Broker has retained such fees from Ihe escrowed funds This Paragraph will not be used to modify any sir MLS or other offer of compensation made by Seller or Seiler's Broker to Buyer’s Broker lta' M 7imot.toy Lincoln, MaxgceCte Realty Adviaors,Inc {Sellar'sBicker) 3to will tie compensated by Si Setter O Buyer Q bote parties pursuant to □ a listing agreement □ other 320 {specify):3% As p»x agreement with Seller _ __ 331 fb) tfilXiam Raaba, Fisher 3gav Re-al Sc tats Group. Zac _ (Buyers Broker) :sz ■ will be compensated by 0 Setter f] Buyer 0 both parties □ Seller’s Broker pursuant to" D a W. S offer of 323" compensation O other (specify); 3T as per aijraement evotr aaiia.g _ Buyer r, ( } and Setter i>Si■(_ ..) acknowledge receipt uf a copy si this page .vhich is 6 or 7 pages. VAT, ifj h'/3fl4 *hiy vj5 i 7*y %'J 5*.rt2v*j's Stray axis! £>rJ«:klo ^JSOC;3lOr f?f fvwtf ~K T-ptea

20. Additional Terms:
The closing of this transaction shall take place Fifteen (15) days after the end of the Feasibility Study Period

This is intended to be a legally binding contract. If not fully understood, seek the advice of an attorney before signing. (RB) TCL

Buyer: Richard Beavers TCL Date: ~~4/3/16~~ 4/15/16

Print name: STORAGE INVESTMENTS, SOUTH, LLC ~~Self Storage Associates, Inc~~ (RB)

Buyer: [signature] Date: ______

Print name: ______

Buyer's address for purpose of notice:

Address: 1041 Crown Park Circle, Winter Park, FL 34787

Phone: 321-278-7928 Fax: ______ Email: rbeavers69@gmail.com

Seller: PARKSON PROPERTY, LLC Date: ______

Print name: Parkson Property, LLC

Seller: TIMOTHY C LINCOLN Date: 4/15/16

Print name: TIMOTHY C LINCOLN

Seller's address for purpose of notice:

Address: ______

Phone: ______ Fax: ______ Email: ______

**Effective Date:** ______ (The date on which the last party signed or initialed and delivered the final offer or counter offer.)

Florida Association of REALTORS® and local Board/Association of REALTORS® make no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark that may be used only by real estate licensees who are members of the National Association of REALTORS® and who subscribe to its Code of Ethics. The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of blank forms by any means including facsimile or computerized forms.

Buyer (RB) (____) and Seller (TCL) (____) acknowledge receipt of a copy of this page, which is 7 of 7 pages.
VAC-10 Rev 8/14

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RUST ADDENDUM TO VACANT LAND CONTRACT Ms First Addendum to Vacant land Contract (the "Addendum'’] entered into between ^ Psjfeon Property, l LC, a Florida limited liability Company f S-eJIsr**) and SelFStefBf jBC^frftorMa ferpwafew{"Buyer"} so\aTH/ Whereas, the parties entered into that certain Vacant land Contract (the “Contract”? simultaneously herewith and wish amend, modify and/or clarify the Contract by the simultaneous execution of this Addendum,, Now, itierefore, m consideration of the premises, the provisions of the Contract and tills Addendum, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1 location and Description of Property The address of the Property is 5601 Northeast 14 Avenue. Fort Lauderdale, Florida 33334 The Property Appraiser’s ID it of the Property is 4942 11 06 0220. The legal Description of the Property is as follows: lots 12 and 13, Block 2 of CORA! fUDGE iSiES, according to the Flat thereof, recorded m Plat Book 45, Page 47, of the Public Records of Broward County, Florida, less the North 97 feet of said lot 12, together with that portion of the planting strip lying East and adjacent to the Northeast 14 Avenue right of way between the North sod South property litres, extended of the above described property 2 Conveyance Seiler will convey the Property by Special Warranty Deed- All other dosing documents called for by the Contract and/or Addendum requiring warranties will contain special warranties, only 3 Core of Title Defects Everything in Subsection 7b or elsewhere in the Contract to the contrary notwithstanding. Seller may, but shall not be obligated to, initiate litigation to cure title defects 4 Feasibility Study Inspections. Any environmental assessment, test, analysis, survey, investigation or other inspection performed by Buyer pursuant to the rights granted to Buyer to perform s Feasibility Study pursuant to Subsection 8 (a)(3) of the Contract shall be certified to both Buyer and Seller 5 Rezoning Everything in Subsection 3 (a)(1) of the Contract to the contrary notwithstanding. Seller shall not be r equired to agree to or participate in the rezoning of the Property if, in Seller’s sole and absolute discretion, the resorting will adversely affect the value or marketability of the Property 'T'CU

6 Deposit; Return of Deposit, if the Contract shall be terminated where the Buyer is entitled to the return of Buyer's Deposit (as defined in Section 2 of the Contract), no portion of the Deposit shall be returned to the Buyer until Buyer has. complied with the post termination obligations, agreements and conditions of the Contract and .Addendum, including the obligations in Section 8 of the Contract pertaining to a) the repair of ell damages to the Property resulting hom the inspections and return of the Property to the condition it was before conducting the inspections, and b) release to Seller of ail reports and other work generated as a result of the inspections 7. Interprstation; Defined Terms, Capitalized words herein are defined terms hereunder or under the terms of the Contract The provisions of this Addendum shall supersede provisions of The Contract in conflict therewith in Witness Whereof, the parties .hereto have hereunto set their hands and seals on the date set opposite their signatures Parkson Property, UC, Seller B»: srftmTky i Authorized Representative SX***bi T/vv&st/*i6jvTji So<at^ SdfrStefageAssemles;-fee-. Buyer ’ Authorized Representative cc CL. (g)

SECOND ADDENDUM IO VACANT LAND CONTRACT IHIS SECOND ADDENDUM 70 VACANT LAND CONTRACT D Amendment0) is entered into effective as of April 16, 2015 by and between PARKSON PROPERTY, ILC, a Florida limited liability company (the “Sdler”), and SEH^-ST^tACE-ASSOCtAfESr'fNC"" SO' (“Buyer”) As used herein and for purposes of the Contract, Seller and Boyer ate referred to respectively as a “Patty” and collectively as the “Parties” £a/vS.s j m l .lC WITNESSETH: &) Simultaneously herewith, Seller and Buyer have entered into a certain Vacant Land Contract, as amended by a Tost Addendum, each dated the same date as this Amendment (collectively- die “Base Contract”) Pursuant to die Base Contract, Seller agreed to sell to Buyer, and Buyer agreed to purchase, upon the terms and conditions and for the Purchase Price described therein, certain vacant land in Broward County, Florida (the “Property”) The Patties wish to supplement and amend the Base Contract as provided herein As used herein, the “Contract” shall refer to the Base Contract, as amended by this Amendment. Capitalized terms used in this Amendment without otherwise being defined herein will have the meanings given to them in the Base Contract NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt aad sufficiency of which are hereby acknowledged, the Parties, each intending legally to be bound, covenant and agree as follows: 1 Introduction The foregoing recitals are incorporated as a part of this Amendment and are acknowledged by the Parties as being true and correct, and as being the basis for this Amendment This Amendment supersedes and governs and controls over conflicting or inconsistent provisions of the Base Contract Except as supplemented and amended hereby, the Base Contract (as supplemented and amended) is hereby ratified and confirmed as being ihe sole contract between die Parlies with respect to the Property 2 Critical Dates Ihe Effective Date is April 16, 2016 The feasibility Study Period commences on that date and continues for up to ninety (90) days thereafter in recognition of the feasibility Study Period within which Buyer shall prepare for Closing, the Closing Date will not be extended if insurance underwriting is suspended on the Closing Date (amending lines 47-48 in the form Base Contract) 3. Evidence of Title If not previously pr ovided, within three days of the date of tins Amendment, Seller will provide Buyer, with a copy of Seller’s existing title policy or title commitment with respect to the Property (“Evidence of Title”), together with copies of all documents listed as exceptions therein that are in Seller’s possession The Evidence of Title described above will satisfy the provisions set forth in Section 7 (a) of the Base Contract. If Seller has an existing survey of tire Property, Seiler will provide a copy to Buyer with the Evidence of Title Buyer will promptly procure its own commitment for an owner’s policy of title insurance (the “Title Policy”), and a survey Ihe costs of the survey and of the Title Policy, including the premium, lien search charges and title company processing fees, will be paid by Buyer 63S014SJ-4

4 Feasibility Study Period, All of Buyei’s Inspections and activities at the Property dating the Feasibility' Study Period will be at Buyer’s sole risk and expense, and will be conducted in accordance with fee Contract and ail applicable laws and governmental regulations, and in a manner so as not to cause nuisance, damage or waste Seiler may have its repieseotatlvefs) accompany Buyer or its contractors or representatives dining any Inspection activities at the Property Any environmental assessments, analyses or other reports relative to the Property will be certified and delivered to each of Buyer and Seller, notwithstanding feat all such materials will be procured by Buyer at Buyer’s sole expense; and Buyer will ensure that Seller receives copies of ail reports and conclusions derived from Buyer’s Inspections Seller may, it it requests, review and provide comments to a draft environmental assessment report to be procured by Buyer before suds draft is published as a final report; and Buyer and Seller will reasonably cooperate to ensure that any such report is based on accurate information Notwithstanding the Base Contract, Buyer shall have no right, and Seller shall have no obligation, to seek re-zoning or other governmental approvals prior to Closing Promptly after completion of its due diligence investigations. Buyer shall, at its sole cost and expense, restore or repair any damage or changes to the Property caused by Buyer or its agents All due diligence information provided by Seller or procured by Buyer related to the Property (and all copies thereof made by Buyer) shall be retoned to Seiler at Buyer’s cost, promptly if the Contract is terminated for sny reason- Buyer acknowledges that all due diligence activities are at Buyei’s sole risk and expense Seller shall have no obligations and shall not be required to bear any expense in connection with or in support of Buyei’s due diligence 5 AS IS Sale If Buyer elects to purchase the Property, Seller shall convey the Property at Closing in its AS IS, WIIH Al l FAULTS condition Buyer acknowledges that: (a) the Property is vacant land and that Seller conducts no business or activities at the Property; and cb) Buyer will acquire the Property based upon Buyei’s own investigations and inspections, and noton any representation or warranty made by Seller; it being acknowledged that Seller makes no representations or warranties as to the Property, except that Seller owns fee simple title to the Property, that Seller has the capacity and authority to enter into the Contract and sell the Property, and that at Closing will have authorized the conveyance of the Property to Buyer 6 Seller Parent Approval Buyer acknowledges that Seller’s parent is a public company Seller has received parent and board authorization for the sale 7 Broker Commission The Parries agree lhat no commission shall be due to any brokers unless there is a closing on the sale of the Property This provision supersedes any provision to the contrary contained in the Base Contract 8 Miscellaneous This Amendment is governed by Florida law I his Amendment may be signed in any number of counterparts, each to be an original, but all of which shall constitute but one agreement A facsimile signature (including scanned email signatures) shall be effective to legally bind the signing patty {The remainder of this page is intentionally left blank] 6S0i«2 4

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Amendment on the respective dates indicated below

SELLER:

PARKSON PROPERTY, LLC,
a Florida limited liability company

By: Timothy C Lincoln
Name:
Title:

TCL RB

BUYER:
STORAGE INVESTMENTS SOUTH, L.L.C.
~~SELF STORAGE ASSOCIATES, INC.,~~
~~a Florida corporation~~

By: Richard Beavers
Richard Beavers,
Authorized Representative

6801482-4

RB TCL